SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 14, 2001


                             DATA TRANSLATION, INC.
               (Exact Name of Registrant as Specified in Charter)




        DELAWARE                    000-21367                04-3332230
(State or Other Jurisdiction       (Commission            (I.R.S. Employer
of Incorporation)                   File Number)         Identification No.)



100 LOCKE DRIVE, MARLBORO, MA                                   01752
(Address of Principal Executive Offices)                     (Zip Code)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (508) 481-3700

ITEM 5.  OTHER EVENTS.

     Data Translation, Inc (the "Company") commenced a rights offering of up to 2,325,614 shares of common stock to its existing stockholders at a subscription price of $1.25 per share on July 26, 2001. Each holder of common stock of record as of July 25, 2001, was entitled to receive one right for each share of Common Stock held as of such date. Stockholders who fully exercised their basic subscription rights also had over-subscription privileges. The subscription period for the rights offering expired at 5:00 p.m., Eastern Standard Time on August 14, 2001. As of the expiration date of the rights offering, the holders of the rights had subscribed for an aggregate of 1,238,269 shares of common stock for total gross proceeds to the Company of approximately $1,547,836.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DATA TRANSLATION, INC.



                                      By:  /s/Alfred A. Molinari
                                         -------------------------------
                                           Name: Alfred A. Molinari
                                           Title: Chairman, President and
                                                  Chief Executive Officer



Date:  August 31, 2001